For information, contact:

David Skipper, 281-836-8155

Archrock Partners Reports Second Quarter 2017 Results

HOUSTON, August 1, 2017 - Archrock Partners, L.P. (NASDAQ: APLP) today reported net income of $5.3 million, or $0.08 per diluted common unit, for the second quarter of 2017, compared to a net loss of $4.3 million, or $0.07 per diluted common unit, for the first quarter of 2017 and net income of $3.3 million, or $0.05 per diluted common unit, for the second quarter of 2016.
EBITDA, as adjusted (as defined below), was $66.9 million for the second quarter of 2017, compared to $61.1 million for the first quarter of 2017 and $71.2 million for the second quarter of 2016.
Revenue was $138.3 million for the second quarter of 2017, compared to $137.3 million for the first quarter of 2017 and $140.1 million for the second quarter of 2016. Gross margin was $84.3 million, or 61% of revenue, in the second quarter of 2017, compared to $81.0 million, or 59% of revenue, in the first quarter of 2017 and $90.7 million, or 65% of revenue, in the second quarter of 2016.
Selling, general and administrative expenses (“SG&A”) were $18.3 million for the second quarter of 2017, compared to $20.3 million for the first quarter of 2017 and $19.7 million in the second quarter of 2016.
Cash flows from operating activities were $38.0 million for the second quarter of 2017, compared to $60.7 million for the first quarter of 2017 and $42.9 million for the second quarter of 2016.
Distributable cash flow (as defined below) was $39.1 million for the second quarter of 2017, compared to $34.4 million for the first quarter of 2017 and $46.7 million for the second quarter of 2016. Distributable cash flow coverage was 2.04x for the second quarter of 2017, compared to 1.80x for the first quarter of 2017 and 2.67x for the second quarter of 2016.
“Archrock Partners performed extremely well in the second quarter,” said Brad Childers, Chairman, President and Chief Executive Officer of Archrock Partners’ managing general partner. “During the quarter, we grew operating horsepower by 34,000 horsepower, improved gross margin percentage by 200 basis points, and increased EBITDA, as adjusted, $6 million sequentially. We continued to drive new orders at impressive levels, and in spite of the recent commodity price pull-back, demand for our services has remained at elevated levels providing visibility of new starts through 2017 and into 2018.”
“As we have communicated over the past nine months, 2017 is a transition year with the prior cyclical downturn giving way to the expansion we expected in the second half of 2017,” continued Childers. “We are confident that expansion is underway and we expect to see solid year-over-year growth in year-end 2017 operating horsepower.”
“With the industry’s largest fleet of high demand large horsepower units, Archrock Partners is well positioned to benefit from surging activity levels as well as the long-term expected increase in demand for natural gas. We will continue to invest in additional large horsepower units to expand our already considerable fleet and meet our customers’ growing need for our services,” concluded Childers.

Net income, excluding the items listed in the following sentence, for the second quarter of 2017 was $8.4 million, or $0.12 per diluted common unit. The excluded item consisted of a non-cash long-lived asset impairment of $3.1 million. Net income, excluding the items listed in the following sentence, for the first quarter of 2017 was $2.2 million, or $0.03 per diluted common unit. The excluded items consisted of a non-cash long-lived asset impairment of $6.2 million and debt extinguishment costs of $0.3 million. Net income, excluding the items listed in the following sentence, for the second quarter of 2016 was $12.8 million, or $0.21 per diluted common unit. The excluded items consisted of a non-cash long-lived asset impairment of $8.3 million as well as restructuring charges of $1.2 million.
Conference Call Details
Archrock, Inc. and Archrock Partners, L.P. will host a joint conference call on Tuesday, August 1, 2017, to discuss their second quarter 2017 financial results. The call will begin at 11:00 a.m. Eastern Time.
To listen to the call via a live webcast, please visit Archrock’s website at www.archrock.com. The call will also be available by dialing 1-888-771-4371 in the United States and Canada or +1-847-585-4405 for international calls. Please call approximately 15 minutes prior to the scheduled start time and reference Archrock conference call number 4525 3386.
A replay of the conference call will be available on Archrock’s website for approximately seven days. Also, a replay may be accessed for approximately seven days by dialing 1-888-843-7419 in the United States and Canada, or +1-630-652-3042 for international calls. The access code is 4525 3386#.
*****
EBITDA, as adjusted, a non-GAAP measure, is defined as net income (loss) excluding income taxes, interest expense, depreciation and amortization expense, long-lived asset impairment, restructuring charges, expensed acquisition costs, debt extinguishment costs, non-cash SG&A costs and other items. A reconciliation of EBITDA, as adjusted, to net income (loss), the most directly comparable GAAP measure, appears below.
Distributable cash flow, a non-GAAP measure, is defined as net income (loss) (a) plus depreciation and amortization expense, long-lived asset impairment, restructuring charges, expensed acquisition costs, non-cash SG&A costs, debt extinguishment costs, and interest expense (b) less cash interest expense (excluding amortization of deferred financing fees, amortization of debt discount and non-cash transactions related to interest rate swaps) and maintenance capital expenditures, and (c) excluding gains or losses on asset sales and other items. Distributable cash flow coverage is defined as distributable cash flow divided by total distributions declared. A reconciliation of distributable cash flow to cash flows from operating activities, the most directly comparable GAAP measure, appears below.
Gross margin, a non-GAAP measure, is defined as total revenue less cost of sales (excluding depreciation and amortization expense). Gross margin percentage is defined as gross margin divided by total revenue. A reconciliation of gross margin to net income (loss), the most directly comparable GAAP measure, appears below.
Net income (loss), excluding items, a non-GAAP measure, is defined as net income (loss) plus long-lived asset impairment, restructuring charges, expensed acquisition costs and debt extinguishment costs. A reconciliation of net income (loss), excluding items, to net income (loss), the most directly comparable GAAP measure, appears below.

About Archrock Partners
Archrock Partners, L.P., a master limited partnership, is the leading provider of natural gas contract compression services to customers throughout the United States. Archrock, Inc. (NYSE: AROC) owns an equity interest in Archrock Partners, including all of the general partner interest. For more information, visit www.archrock.com.

Forward-Looking Statements
All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Archrock Partners’ control, which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to: Archrock Partners’ financial and operational strategies and ability to successfully effect those strategies; Archrock Partners’ expectations regarding future commodity prices, demand for natural gas and economic and market conditions; Archrock Partners’ financial and operational outlook and ability to fulfill that outlook, including as related to increasing operating horsepower; statements about Archrock Partners’ distributions; demand for Archrock Partners’ services; and expectations regarding Archrock Partners’ access to capital.
While Archrock Partners believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: local, regional and national economic conditions and the impact they may have on Archrock Partners and its customers; changes in tax laws that impact master limited partnerships; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; changes in safety, health, environmental and other regulations; the financial condition of Archrock Partners’ customers; the failure of any customer to perform its contractual obligations; and the performance of Archrock, Inc.
These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Archrock Partners’ Annual Report on Form 10-K for the year ended December 31, 2016, and those set forth from time to time in Archrock Partners’ filings with the Securities and Exchange Commission, which are available at www.archrock.com. Except as required by law, Archrock Partners expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.
SOURCE: Archrock Partners, L.P.

ARCHROCK PARTNERS, L.P.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per unit amounts)

	Three Months Ended
	June 30,	March 31,	June 30,
	2017	2017	2016
Revenue	$138,255	$137,295	$140,052

Costs and expenses:
Cost of sales (excluding depreciation and amortization expense) — affiliates	53,995	56,277	49,310
Depreciation and amortization	36,275	36,885	38,627
Long-lived asset impairment	3,081	6,210	8,283
Restructuring charges	—	—	1,208
Selling, general and administrative — affiliates	18,303	20,311	19,741
Interest expense	21,299	20,223	19,313
Debt extinguishment costs	—	291	—
Other (income) loss, net	(933)	112	72
Total costs and expenses	132,020	140,309	136,554
Income (loss) before income taxes	6,235	(3,014)	3,498
Provision for income taxes	960	1,302	187
Net income (loss)	$5,275	$(4,316)	$3,311

General partner interest in net income (loss)	$105	$(86)	$66

Common unitholder interest in net income (loss)	$5,170	$(4,230)	$3,245

Weighted average common units outstanding used in income (loss) per common unit (1):
Basic	65,399	65,418	59,837

Diluted	65,399	65,418	59,837

Income (loss) per common unit (1):
Basic	$0.08	$(0.07)	$0.05

Diluted	$0.08	$(0.07)	$0.05

(1) Basic and diluted income (loss) per common unit is computed using the two-class method. Under the two-class method, basic and diluted income (loss) per common unit is determined by dividing income (loss) allocated to the common units after deducting the amounts allocated to our general partner (including distributions to our general partner on its incentive distribution rights) and participating securities (unvested phantom units with nonforfeitable tandem distribution equivalent rights to receive cash distributions), by the weighted average number of outstanding common units excluding the weighted average number of outstanding participating securities during the period.

ARCHROCK PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per unit amounts, percentages and ratios)

	Three Months Ended
	June 30,	March 31,	June 30,
	2017	2017	2016
Revenue	$138,255	$137,295	$140,052

Gross margin (1)	$84,260	$81,018	$90,742
Gross margin percentage	61%	59%	65%

EBITDA, as adjusted (1)	$66,927	$61,115	$71,210
% of revenue	48%	45%	51%

Capital expenditures	$57,522	$14,090	$10,777
Less: Proceeds from sale of property, plant and equipment	(875)	(4,187)	(10,751)
Net capital expenditures	$56,647	$9,903	$26

Cash flows from operating activities	$38,043	$60,715	$42,885
Distributable cash flow (2)	$39,081	$34,432	$46,721

Distributions declared for the period per common unit	$0.2850	$0.2850	$0.2850
Distributions declared to all unitholders for the period	$19,121	$19,101	$17,513
Distributable cash flow coverage (3)	2.04x	1.80x	2.67x

	June 30,	March 31,	June 30,
	2017	2017	2016
Debt (4)	$1,377,152	$1,347,357	$1,410,042
Total partners' capital	486,703	500,429	489,737

(1) Management believes EBITDA, as adjusted, and gross margin provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons.

(2) Management uses distributable cash flow, a non-GAAP measure, as a supplemental performance and liquidity measure. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned cash distributions.

(3) Defined as distributable cash flow for the period divided by distributions declared to all unitholders for the period.
(4) Carrying values are shown net of unamortized debt discounts and unamortized deferred financing costs.

ARCHROCK PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per unit amounts)

	Three Months Ended
	June 30,	March 31,	June 30,
	2017	2017	2016
Reconciliation of GAAP to Non-GAAP Financial Information:

Net income (loss)	$5,275	$(4,316)	$3,311
Depreciation and amortization	36,275	36,885	38,627
Long-lived asset impairment	3,081	6,210	8,283
Restructuring charges	—	—	1,208
Selling, general and administrative — affiliates	18,303	20,311	19,741
Interest expense	21,299	20,223	19,313
Debt extinguishment costs	—	291	—
Other (income) loss, net	(933)	112	72
Provision for income taxes	960	1,302	187
Gross margin (1)	84,260	81,018	90,742
Non-cash selling, general and administrative — affiliates	37	520	281
Less: Selling, general and administrative — affiliates	(18,303)	(20,311)	(19,741)
Less: Other income (loss), net	933	(112)	(72)
EBITDA, as adjusted (1)	66,927	61,115	71,210
Less: Provision for income taxes	(960)	(1,302)	(187)
Less: (Gain) loss on sale of property, plant and equipment (in Other (income) loss, net)	(907)	148	103
Less: Cash interest expense	(19,659)	(18,254)	(18,527)
Less: Maintenance capital expenditures	(6,320)	(7,275)	(5,878)
Distributable cash flow (2)	$39,081	$34,432	$46,721

Cash flows from operating activities	$38,043	$60,715	$42,885
Provision for doubtful accounts	(663)	(278)	(547)
Restructuring charges	—	—	1,208
Deferred income tax provision	(930)	(1,302)	(187)
Payments for settlement of interest rate swaps that include financing elements	(460)	(581)	(778)
Maintenance capital expenditures	(6,320)	(7,275)	(5,878)
Change in assets and liabilities	9,411	(16,847)	10,018
Distributable cash flow (2)	$39,081	$34,432	$46,721

Net income (loss)	$5,275	$(4,316)	$3,311
Items:
Long-lived asset impairment	3,081	6,210	8,283
Restructuring charges	—	—	1,208
Debt extinguishment costs	—	291	—
Net income, excluding items	$8,356	$2,185	$12,802

Diluted income (loss) per common unit	$0.08	$(0.07)	$0.05
Adjustment for items per common unit	0.04	0.10	0.16
Diluted income per common unit, excluding items (1)	$0.12	$0.03	$0.21

(1) Management believes EBITDA, as adjusted, diluted income per common unit, excluding items, and gross margin provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.

(2) Management uses distributable cash flow, a non-GAAP measure, as a supplemental performance and liquidity measure. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned cash distributions.

ARCHROCK PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except percentages)

	Three Months Ended
	June 30,	March 31,	June 30,
	2017	2017	2016

Total available horsepower (at period end) (1) (2)	3,281	3,267	3,315

Total operating horsepower (at period end) (1) (3)	2,860	2,826	2,778

Average operating horsepower	2,843	2,861	2,815

Horsepower Utilization:
Spot (at period end)	87%	87%	84%
Average	87%	88%	85%

Total available contract operations horsepower of Archrock, Inc. and Archrock Partners (at period end) (2)	3,827	3,795	4,023

Total operating contract operations horsepower of Archrock, Inc. and Archrock Partners (at period end) (3)	3,118	3,079	3,187

(1) Includes compressor units comprising approximately 23,000, 4,000 and 4,000 horsepower leased from Archrock as of June 30, 2017, March 31, 2017 and June 30, 2016, respectively. Excludes compressor units comprising approximately 6,000 and 600 horsepower leased to Archrock as of June 30, 2017 and 2016, respectively. No units were leased to Archrock as of March 31, 2017.

(2) Defined as idle and operating horsepower. New units completed by a third party manufacturer that have been delivered to us are included in the fleet.
(3) Defined as horsepower that is operating under contract and horsepower that is idle but under contract and generating revenue such as standby revenue.